       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997
                                                     REGISTRATION NO.  333-2382
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                   ---------------
                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ---------------
                                  ROSS SYSTEMS, INC.
                (Exact Name of Registrant as Specified in its Charter)

                                   ---------------
       CALIFORNIA                                        94-2170198
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                      Identification Number)

                               1100 JOHNSON FERRY ROAD
                                      SUITE 750
                                ATLANTA, GEORGIA 30342
                                    (404) 851-1872
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                     Registrant's Principal Executive Offices)

                                   ---------------
                                    DENNIS V. VOHS
                               CHIEF EXECUTIVE OFFICER
                                  ROSS SYSTEMS, INC.
                               1100 JOHNSON FERRY ROAD
                                      SUITE 750
                                ATLANTA, GEORGIA 30342
                                    (404) 851-1872
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                                of Agent For Service)

                                   ---------------
                                   WITH A COPY TO:
                                  ROBERT P. BRYANT
                                   KING & SPALDING
                                 191 PEACHTREE STREET
                                ATLANTA, GEORGIA 30303
                                    (404) 572-4600
                                   ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling shareholder may decide.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    The Registrant hereby withdraws from registration 3,094,168 shares of Common Stock, no par value, representing the securities covered by this Registration Statement in excess of the securities issuable upon conversion of the Series D Preferred Stock, all of which Series D Preferred Stock has been converted.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 31st day of January, 1997.


                                  ROSS SYSTEMS, INC.



                                  By: /s/ Dennis V. Vohs
                                      ------------------------------------
                                        Dennis V. Vohs
                                        President and Chief Executive Officer